                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                  Laboratory Corporation of America Holdings
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

LOGO
                                          Laboratory Corporation of America(R)
                                          Holdings
                                          358 South Main Street
                                          Burlington, NC 27215

                                          Telephone: 336-229-1127


                                                                  April 30, 1999

Dear Stockholder:

  You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Laboratory Corporation of America Holdings. The meeting will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, June 16, 1999 at 9:00 a.m., Eastern Daylight time.

  The notice of the Annual Meeting and Proxy Statement which are attached provide information concerning the matters to be considered at the meeting.

  Whether or not you plan to attend the meeting in person, your shares should be represented and voted at the meeting. Accordingly, after reading the enclosed proxy statement, kindly mark the proxy card to indicate your vote, date and sign the proxy card, and return it in the enclosed, postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with the Board of Directors' recommendations, you need not mark your votes on the proxy card, but need to sign, date, and return it in the enclosed postage-paid envelope in order to record your vote. Proxy voting via the Internet or telephone is now available to many stockholders. Using the Internet to vote results in substantial savings on return postage for the Company. Your enclosed proxy card will indicate whether these voting options are available to you and how to use them. If you later decide to attend the meeting and wish to vote your shares personally, you may revoke your proxy at any time before it is exercised.

                                  Sincerely,


                                  LOGO
                                  Thomas P. Mac Mahon
                                  Chairman of the Board, President and
                                  Chief Executive Officer

LOGO


                   LABORATORY CORPORATION OF AMERICA HOLDINGS

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  To the Stockholders of Laboratory Corporation of America Holdings:

  Notice is hereby given that the 1999 Annual Meeting (the "Annual Meeting") of the stockholders of Laboratory Corporation of America Holdings (the "Company") will be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, June 16, 1999 at 9:00 a.m., Eastern Daylight time, for the following purposes:

     1. To elect all of the members of the Company's board of directors to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified.

     2. To approve the Company's Amended and Restated 1999 Stock Incentive Plan.

     3. To approve amendments to the Company's 1997 Employee Stock Purchase Plan to increase by 4,000,000 the number of shares of Common Stock of the Company authorized for issuance under such plan.

     4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999.

     5. To transact such other business as may properly come before the Annual Meeting or at any adjournments thereof.

  A proxy statement describing the matters to be considered at the Annual Meeting is attached to this notice. Only stockholders of record at the close of business on April 19, 1998 are entitled to notice of, and vote at, the Annual Meeting and at any adjournments thereof.

                                  By Order of the Board of Directors


                                  LOGO
                                  Bradford T. Smith
                                  Secretary

April 30, 1999



 PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                             358 SOUTH MAIN STREET
                        BURLINGTON, NORTH CAROLINA 27215



                                PROXY STATEMENT



  This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Laboratory Corporation of America Holdings, a Delaware corporation (the "Company"), of proxies to be voted at the 1999 annual meeting of stockholders to be held at The Paramount Theater, 128 East Front Street, Burlington, NC 27215, on Wednesday, June 16, 1999 at 9:00 a.m., Eastern Daylight time, and at any adjournments thereof (the "Annual Meeting"). The Notice of Annual Meeting, this Proxy Statement, and the accompanying proxy card are first being mailed to stockholders on or about May 3, 1999.

  At the Annual Meeting, the Company's stockholders will be asked (i) to elect the following persons as directors of the Company to serve until the Company's next annual meeting and until such directors' successors are elected and shall have qualified: Thomas P. Mac Mahon, Jean-Luc Belingard, Wendy E. Lane, Robert
E. Mittelstaedt, Jr., James B. Powell, M.D., David B. Skinner, M.D. and Andrew
G. Wallace, M.D., (ii) to approve the Company's Amended and Restated 1999 Stock Incentive Plan, (iii) to approve amendments to the Company's 1997 Employee Stock Purchase Plan to increase by 4,000,000 the number of shares of Common Stock of the Company authorized for issuance under such plan, (iv) to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999, and (iii) to take such other action as may properly come before the Annual Meeting or any adjournments thereof.


                              GENERAL INFORMATION

Solicitation and Voting of Proxies; Revocation; Record Date

  All proxies duly executed and received by the Company will be voted on all matters presented at the Annual Meeting in accordance with the instructions given therein by the person executing such proxy or, in the absence of such instructions, will be voted in favor of the election to the Company's Board of Directors of the seven nominees for director identified in this Proxy Statement, the approval of the Amended and Restated 1999 Stock Incentive Plan and the approval of the amendments to the Employee Stock Purchase Plan, the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999. Any stockholder may revoke his proxy at any time prior to the Annual Meeting before it is voted by written notice to such effect delivered to the Company at 358 South Main Street, Burlington, North Carolina 27215,
Attention: Bradford T. Smith, Secretary, by delivery prior to the Annual Meeting of a subsequently dated proxy or by attending the Annual Meeting and voting in person.

  Solicitation of proxies may be made by mail and may also be made by personal interview, telephone and facsimile transmission, and by directors, officers, and regular employees of the Company without special compensation therefor. The expenses of the preparation of proxy materials and the solicitation of proxies for the Annual Meeting will be paid by the Company. The Company expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expense in handling proxy materials for beneficial owners.

  Only holders of record of the common stock, par value $0.01 per share, of the Company ("Common Stock") at the close of business on April 19, 1999 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were issued and outstanding 126,254,497 shares of Common Stock.

  A quorum for the Annual Meeting consists of a majority of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote, present in person or represented by proxy. Directors of the Company will be elected by a plurality vote of the shares of Common Stock represented at the Annual Meeting and entitled to vote. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. The affirmative vote of a majority of the shares of Common Stock represented at the Annual Meeting and entitled to vote is required for the approval of the Amended and Restated 1999 Stock Incentive Plan, the approval of the amendments to the Employee Stock Purchase Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the year ending December 31, 1999. On such item, an abstention or broker non-vote will have no effect on the vote to ratify the appointment of independent accountants. As of April 19, 1999, the directors and executive officers of the Company beneficially owned an aggregate of 2,829,657 shares of Common Stock, representing approximately 2% of the total number of shares of Common Stock outstanding on the Record Date and entitled to vote.


Beneficial Ownership

  On April 28, 1995 (the "Effective Date"), Roche Biomedical Laboratories, Inc. ("RBL"), then a wholly-owned subsidiary of HLR Holdings Inc. ("HLR"), merged with and into the Company (the "Merger") pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of December 13, 1994, among the Company, RBL, HLR and Hoffmann-La Roche Inc., a New Jersey corporation ("Hoffmann-La Roche"). In the Merger, HLR was issued 49,008,538 shares of Common Stock, and Roche Holdings, Inc., a Delaware corporation ("Holdings") was issued 12,320,718 shares of Common Stock, representing in the aggregate approximately 48.6% of the outstanding shares of Common Stock as of the Record Date, in exchange for all of the outstanding shares of common stock of RBL and $135,651,100 in cash. At the time, HLR was a wholly-owned subsidiary of Hoffmann-La Roche. Hoffmann-La Roche is a wholly-owned subsidiary of Holdings which is in turn an indirect wholly-owned subsidiary of Roche Holding Ltd, a Swiss Corporation ("Roche Holding"). Holdings and its affiliates (other than the Company and its subsidiaries) are collectively referred to herein as "Roche." Subsequent to the Merger, all of the Common Stock owned by HLR was transferred to Holdings. The Merger Agreement was included as an exhibit to the annual report on Form 10-K of the Company for the year ended December 31, 1994 filed with the Securities and Exchange Commission (the "Commission").

  In connection with the Merger, the Company distributed a dividend consisting of warrants to purchase an aggregate of 13,285,368 shares of Common Stock for $22.00 (subject to adjustments) on April 28, 2000 to stockholders of record of shares of Common Stock as of April 21, 1995, (each such warrant a "Warrant" and, together with the Roche Warrants, as defined below, the "Warrants"). In addition, pursuant to the Merger Agreement, on April 28, 1995, Hoffmann-La Roche purchased Warrants to purchase 8,325,000 shares of Common Stock (the "Roche Warrants") from the Company for an aggregate purchase price of $51,048,900.

  In connection with the Merger, the Company, HLR, Hoffmann-La Roche and Holdings entered into a stockholder agreement dated as of April 28, 1995 (the "Stockholder Agreement"). In December 1996, HLR was merged with and into Hoffmann-La Roche and the shares of Common Stock owned by HLR subsequently transferred from Hoffmann-La Roche to Holdings. The Stockholder Agreement contains certain provisions relating to (i) the governance of the Company following the Merger, including, but not limited to, the composition of the Board of Directors, (ii) the issuance, sale, and transfer of the Company's Equity Securities (as defined in the Stockholder Agreement) by the Company and Roche, (iii) the acquisition of additional Equity Securities of the Company by Roche, and (iv) the registration rights granted by the Company to Roche with respect to the Company's Equity Securities. A copy of the Stockholder Agreement dated April 28, 1995 was included as an exhibit to the Company's report on Form 8-K filed with the Commission on May 12, 1995 in connection with the consummation of the Merger.

  Roche has informed the Company that it will vote for the election of each of the nominees to the Board of Directors identified herein, the approval of the Amended and Restated 1999 Stock Incentive Plan and the approval of the amendments to the Employee Stock Purchase Plan and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999.

  The Board of Directors of the Company recommends that stockholders vote "FOR" the election of each of the nominees for director of the Company (as specified below), the approval of the Amended and Restated 1999 Stock Incentive Plan and the approval of the amendments to the Employee Stock Purchase Plan, and the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for 1999.

                         ITEM 1: ELECTION OF DIRECTORS

  All of the Company's directors will be elected at the Annual Meeting to serve until the next succeeding annual meeting of the Company and until their successors are elected and shall have qualified. All of the nominees listed below are currently serving as members of the Board of Directors. Except as herein stated, the proxies solicited hereby will be voted FOR the election of such nominees unless the completed proxy card directs otherwise.

  The governance provisions of the Stockholder Agreement provide, among other things, that the Board of Directors of the Company will (subject to specified exceptions) be comprised of seven members, consisting of three designees of Holdings (the "Roche Directors") and four Independent Directors (as defined therein) nominated by the Nominating Committee of the Board of Directors. The persons nominated to serve as Roche Directors are Mr. Mac Mahon, Dr. Powell and Mr. Belingard. The persons nominated to serve as Independent Directors are Ms. Lane, Mr. Mittelstaedt, Dr. Skinner, and Dr. Wallace.

  The Stockholder Agreement provides that, among other things, certain actions by the Company will require approval by a majority of the entire Board of Directors of the Company, which majority must include at least a majority of the Roche Directors and at least one Independent Director (a "Special Majority Vote"). Included in these items is any change in the size or composition of the Board of Directors or any committee thereof and the establishment of a new committee of the Board of Directors.

  The Board of Directors has been informed that all of the nominees listed below are willing to serve as directors, but if any of them should decline or be unable to act as a director, the individuals named in the proxies may vote for a substitute designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve.


Nominees For Election As Directors

  The name, age (as of April 30, 1999), principal occupation for the last five years, selected biographical information, and period of service as a director of the Company of each nominee are set forth below:

  Thomas P. Mac Mahon (52) has served as Chairman of the Board and Director since April 28, 1996. Prior to such date and since April 28, 1995, the Merger, he served as Vice Chairman and Director. Mr. Mac Mahon has been President and Chief Executive Officer since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche Inc. from 1993 to January 1997 and President of Roche Diagnostics Group and a Director and member of the Executive Committee of Hoffmann-La Roche from 1988 to January 1997. Mr. Mac Mahon was also a Director of HLR until December 1996. As Senior Vice President of Hoffmann-La Roche Inc. and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche. Mr. Mac Mahon is also a Director on the Board of AutoCyte, Inc. ("AutoCyte"). Mr. Mac Mahon is a member of the Executive and Management Committees of the Company.

  Jean-Luc Belingard (50) has served as a Director of the Company since the Merger. Mr. Belingard has served as Chief Executive Officer of Pierre Fabre S.A., a diversified French health care holding company, since January 1999. His current responsibilities include the management of the worldwide pharmaceutical, cosmetic and communication business of Pierre Fabre S.A. Prior to this position, Mr. Belingard was Director General of the Diagnostics Division and member of the Executive Committee of F. Hoffmann-La Roche Ltd ("F. Hoffmann-La Roche"), Basel, Switzerland, a subsidiary of Roche Holding. He joined F. Hoffmann-La Roche in 1982, and held various positions prior to joining Pierre Fabre S.A. Mr. Belingard is also a Director of Perkin-Elmer Corporation, Norwalk, Connecticut and a Foreign Trade Advisor to the French Government.

  Wendy E. Lane (48) has been a Director of the Company since November 1996. Ms. Lane has been Chairman of Lane Holdings, Inc., an investment firm, since 1992. Prior to forming Lane Holdings, Inc., Ms. Lane was a Principal and

Managing Director of Donaldson, Lufkin & Jenrette, an investment banking firm, serving in these and other positions from 1980 to 1992.

  Robert E. Mittelstaedt, Jr. (55) has been a Director of the Company since November 1996. Mr. Mittlestaedt is Vice Dean of The Wharton School of the University of Pennsylvania and Director of the Aresty Institute of Executive Education. Mr. Mittelstaedt has held these and other positions with the Wharton school since 1973, with the exception of the period from 1985 to 1989 when he founded, served as President and Chief Executive Officer, and sold Intellego, Inc., a company engaged in practice management, systems development, and service bureau billing operations in the medical industry. Mr. Mittelstaedt also serves as a Director of Innovative Solutions & Support, Inc., A.G. Simpson, Inc., and HIP Foundation, Inc.

  James B. Powell, M.D. (60) has served as a Director of the Company since the Merger. From the Merger to January 1997, Dr. Powell served as President and Chief Executive Officer of the Company. Previously, Dr. Powell was President of RBL from 1982 until the Merger. Dr. Powell has been President and Chief Executive Officer of AutoCyte, Inc., a developer of analytical systems for cytology and pathology, since January 1997. Dr. Powell is a Director and a principal investor in AutoCyte. He is a medical doctor and became certified in anatomic and clinical pathology in 1969. Dr. Powell also serves as a Director of Mid-Carolina Bank, North Carolina Trust Co., New Century Finance, Pathology Partners, Frozen Drems, LLC, and Warren Land Co.

  David B. Skinner, M.D. (64) has served as a Director of the Company since the Merger. Dr. Skinner has been President and Chief Executive Officer of New York Hospital and Professor of Surgery at Cornell Medical School since 1987. He was the Chairman of the Department of Surgery and Professor of Surgery at the University of Chicago Hospitals and Clinics from 1972 to 1987.

  Andrew G. Wallace, M.D. (64) has served as a Director of the Company since the Merger. Dr. Wallace has served as both the Dean of Dartmouth Medical School and Vice President for Health Affairs at Dartmouth College since 1990. He was the Vice Chancellor for Health Affairs at Duke University and the Chief Executive Officer of Duke Hospital from 1981 to 1990. Dr. Wallace also serves as a Director of Welch Gllyn.

  The Board of Directors of the Company recommends that stockholders vote "FOR" the election of each of the nominees for director listed above.


Board of Directors and its Committees

  The Board of Directors has an Audit Committee, an Employee Benefits Committee, an Ethics and Quality Assurance Committee, and a Nominating Committee.

  The Audit Committee, currently consisting of Dr. Skinner, Mr. Mittelstaedt, and Dr. Wallace, makes recommendations, among other things, to the Board regarding the engagement of the Company's independent accountants, reviews the plan, scope and results of the audit, reviews with the accountants and management the Company's policies and procedures with respect to internal accounting and financial controls, and reviews changes in accounting policy and the scope of the non-audit services which may be performed by the Company's independent accountants. Pursuant to the Stockholder Agreement, the Audit Committee is comprised entirely of Independent Directors.

  The Ethics and Quality Assurance Committee, currently consisting of Ms. Lane, Mr. Mac Mahon, Dr. Powell, Dr. Skinner, and Dr. Wallace, is responsible for ensuring that the Company adopts and implements procedures that require the Company's employees to act in accordance with high ethical standards and to deliver high quality services.

  The Employee Benefits Committee, currently consisting of Mr. Belingard, Ms. Lane, and Dr. Skinner, makes recommendations to the Board regarding compensation and benefit policies and practices and incentive arrangements for the Executive Officers and key managerial employees of the Company. The Employee Benefits Committee also considers and grants awards under the Company's incentive plans, subject to a Special Majority Vote of the Board as described above. Pursuant to the Stockholder Agreement, the Employee Benefits Committee is comprised of a majority of Independent Directors.

  The Nominating Committee, currently consisting of Ms. Lane, Mr. Mac Mahon, and Dr. Wallace, is responsible for recommending the nomination of directors. Pursuant to the Stockholder Agreement, the Nominating Committee is comprised of one Roche Director and two Independent Directors and acts by a majority vote of the entire committee.

  The Nominating Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 2000 annual meeting of stockholders by giving notice thereof and providing certain information set forth in the Company's By-Laws, in writing, to the Secretary of the Company at 358 S. Main Street, Burlington, NC 27215. Such nominations must be received no later than January 3, 2000.

  During 1998, the Board of Directors held nine meetings and acted once by unanimous written consent of all members thereof, each in accordance with the Company's By-Laws and applicable Delaware corporation law. The Employee Benefits Committee held four meetings; the Audit Committee held five meetings; and the Ethics and Quality Assurance Committee held two meetings in 1998. The Nominating Committee held no meetings in 1998. During 1998, none of the directors attended fewer than 89% of the meetings of the Board and the committees of which he or she was a member with the exception of Dr. Wallace who attended six of nine meetings of the Board of Directors in 1998, Mr. Belingard who attended five of nine meetings of the Board of Directors and did not attend two of the four Employee Benefits Committee meetings held in 1998, and Ms. Lane did not attend one of the two Ethics and Quality Assurance Committee meetings held in 1998.

Compensation of Directors

  Directors who are currently not receiving compensation as officers or employees of the Company are paid an annual retainer of $30,000, payable in monthly installments, and a fee of $1,000 for each meeting of the Board of Directors or of any Committee thereof that they attend, and receive reimbursement of expenses they incur for attending any meeting. Pursuant to the Non-Employee Director Stock Plan (the "Director Stock Plan") approved by the stockholders of the Company, 50% of such annual retainer shall be payable in cash and 50% shall be payable in Common Stock of the Company. In 1998, Messrs. Mittelstaedt and Belingard, Drs. Skinner, Powell and Wallace, and Ms. Lane each earned 8,134 shares of Common Stock under the Director Stock Plan in 1998.


                               EXECUTIVE OFFICERS

  The following table sets forth as of the date hereof the Executive Officers of the Company.

              Name                   Age                              Office
              ----                   ---                              ------
Thomas P. Mac Mahon.............     52  Chairman of the Board, President, and Chief Executive Officer

Wesley R. Elingburg.............     42  Executive Vice President, Chief Financial Officer, and Treasurer

Myla P. Lai-Goldman, M.D........     41  Executive Vice President, Chief Scientific Officer, and Medical
                                         Director

Richard L. Novak................     58  Executive Vice President and Chief Operating Officer

Bradford T. Smith...............     45  Executive Vice President of Public Affairs, Human Resources,
                                         Law and Compliance, and Secretary

Stevan R. Stark.................     51  Executive Vice President of Sales and Marketing

  Thomas P. Mac Mahon has served as Chairman of the Board and a Director since April 28, 1996. Prior to such date and since April 28, 1995, the Merger, he served as Vice Chairman and a Director. Mr. Mac Mahon has been President and Chief Executive Officer of the Company since January 1997. Mr. Mac Mahon was Senior Vice President of Hoffmann-La Roche Inc. from 1993 to January 1997 and President of Roche Diagnostics Group and a Director and member of the Executive Committee of Hoffmann-La Roche from 1988 to December 1996. Mr. Mac Mahon was also a Director of HLR until December 1996. As Senior Vice President of Hoffmann-La Roche Inc. and President of Roche Diagnostics Group, Mr. Mac Mahon was responsible for the management of all United States operations of the diagnostic business of Hoffmann-La Roche. Mr. Mac Mahon is also a Director on the Board of AutoCyte, Inc. Mr. Mac Mahon is a member of the Executive and Management Committees of the Company.

  Wesley R. Elingburg has served as Executive Vice President, Chief Financial Officer, and Treasurer since October 1996. Prior to this date and since the Merger, Mr. Elingburg was Senior Vice President--Finance. Mr. Elingburg is responsible for the day to day supervision of the finance function of the Company, including treasury functions. Previously, Mr. Elingburg served as Senior Vice President--Finance and Treasurer of RBL from 1988 through April 1995 and Assistant Vice President of Hoffmann-La Roche from 1989 until the Merger in April 1995. Mr. Elingburg is a member of the Executive and Management Committees of the Company.

  Richard L. Novak has served as Executive Vice President of the Company since March 1997. Prior to joining the Company, Mr. Novak was employed by SmithKline Beecham Clinical Laboratories serving in a variety of senior management positions including Senior Vice President, U.S. Operations and most recently President, International. Mr. Novak oversees the Company's Operations which includes the Mid-Atlantic, Northeast, South, Florida, South Atlantic, Great Lakes, Central, Midlands, Southwest and West Divisions. Mr. Novak is a member of the Executive and Management Committees of the Company.

  Bradford T. Smith has served as Executive Vice President, and Secretary since the Merger. He was appointed Compliance Officer in August 1996. Mr. Smith also oversees the Company's Public Affairs, Human Resources and Law operations. Previously, Mr. Smith served as Assistant General Counsel of Hoffmann-La Roche, Division Counsel of RBL and Assistant Secretary and member of RBL's Senior Management Committee from 1988 until April 1995. Mr. Smith served as Assistant Secretary of Hoffmann-La Roche from 1989 until the Merger and as an Assistant Vice President of Hoffmann-La Roche during 1992 and 1993. Mr. Smith is a member of the Executive and Management Committees of the Company.

  Stevan R. Stark has served as Executive Vice President since October 1996 and was Senior Vice President, New York Division, Cranford Region, and Alliance/Hospital Division since the Merger in April 1995. Mr. Stark oversees the Company's sales and marketing operations including business alliances, managed care, and new business development. Previously, Mr. Stark was a Vice President and Division Manager from 1991 to 1995 and a Division Manager from 1986 to 1991. He joined the Company in 1983. Mr. Stark is a member of the Executive and Management Committees of the Company.

  Myla P. Lai-Goldman, M.D. was appointed Executive Vice President, Chief Scientific Officer, and Medical Director in April 1998. Dr. Goldman, who holds a medical degree from Columbia University, was named Senior Vice President of the Company in 1997 and has held the position of Medical Director for the Center for Molecular Biology and Pathology since 1991 (with RBL and subsequently the Company). She joined RBL in 1990. Dr. Goldman manages the Center for Molecular Biology and Pathology at the Company's Research Triangle Park, N.C. facility. Dr. Goldman is Board Certified in Anatomic and Clinical Pathology and serves as a member of the Executive and Management Committees of the Company.

                    EXECUTIVE COMPENSATION AND BENEFIT PLANS

Executive Compensation

  The compensation paid by the Company during the year ended December 31, 1998 to certain Executive Officers is set forth below. The Executive Officers named are the Chief Executive Officer during the year, the four other most highly compensated Executive Officers serving at year end, and a former Executive Vice President who would have been included in the table had he not resigned at year end.

                           Summary Compensation Table

                                                                                         Long-Term
                                                                                       Compensation
         Name and Principal Position                       Annual Compensation            Awards
         ---------------------------                       -------------------            ------
                                                                                        Securities
                                                                                        Underlying           All Other
                                                Year   Salary(1)($)    Bonus(2)($)    Options/SARs(#)   Compensation(3)($)
                                               ------  -------------  -------------  -----------------  -------------------
Thomas P. Mac Mahon..........................    1998      $600,000       $382,328          1,000,000             $ 38,884
 President and Chief Executive                   1997      $600,000       $355,040            500,000               26,779
 Officer(4)                                      1996            --             --                 --                   --

Wesley R. Elingburg..........................    1998       240,000        111,399            232,000               19,256
 Executive Vice President, Chief                 1997       225,000         99,563            210,000               18,177
 Financial Officer, and Treasurer                1996       187,500             --                 --               14,897

Bradford T. Smith............................    1998       240,000        131,507            232,000               22,408
 Executive Vice President, General               1997       225,000        114,389            210,000               19,910
 Counsel, Corporate Compliance                   1996       210,227        100,000                 --               15,471
 Officer, and Secretary

Richard L. Novak.............................    1998       268,750        162,382            300,000               37,688
 Executive Vice President and Chief              1996       229,167         92,032            210,000               18,950
 Operating Officer(6)                            1995            --             --                 --                   --

Stevan R. Stark..............................    1998       230,250        117,935            232,000               23,802
 Executive Vice President--Sales and             1997       225,000         99,045            210,000              226,698
 Marketing(5)                                    1996       190,865        120,000                 --               18,979

Larry L. Leonard.............................    1998       337,000        167,879            300,000               27,644
 Former Executive Vice President--               1997       325,000        133,349            210,000               27,990
 Western Operations(7)                           1996       331,250        252,500                 --               21,215

James B. Powell..............................    1998            --             --                 --                   --
 Former President and Chief                      1997        43,750             --                 --                2,715
 Executive Officer(4)                            1996       525,000        600,000                 --               49,584

__________
(1) Includes salary paid or accrued for each indicated year.
(2) Includes bonus accrued or paid for each indicated year and other payments, excluding severance, made pursuant to employment agreements.
(3) Includes paid auto allowance, executive long-term disability premiums, relocation expenses, 401(a) and (k) contributions, personal financial planning, and group life premiums. Individual annual amounts exceeding 25% of the total all other compensation for each individual are as follows: (i) executive long-term disability premiums of

    $13,265 in 1998 and $9,895 in 1997 for Mr. Mac Mahon; (ii) paid auto allowance of $8,280 in 1998 and 1997 for Messrs. Leonard and Smith, $7,860 in 1998 and 1997, and $7,830 in 1996 for Mr. Elingburg, $6,900 in 1997 for
    Mr. Novak, $8,215 in 1996 for Mr. Smith, and $8,165 in 1996 for Mr. Leonard;
    (iii) relocation expenses of $10,183 in 1998 for Mr. Novak, $210,547 in 1997 and $11,275 in 1996 for Mr. Stark; (iv) 401(a) and (k) contributions of $8,280 in 1997 for Mr. Mac Mahon, $1,313 in 1997 for Mr. Powell, and $4,500 in 1996 for Messrs. Elingburg and Smith; (v) group life premiums of $8,551 in 1998, $9,263 in 1997 and $8,550 in 1996 for Mr. Leonard, $713 in 1997 for
    Mr. Powell, and $5,700 in 1997 for Mr. Novak; and (vi) personal financial planning of $28,319 in 1996 for Mr. Powell.
(4) Mr. Mac Mahon was appointed President and Chief Executive Officer effective January 7, 1997. Dr. Powell resigned his position as President and Chief Executive Officer as of January 6, 1997.
(5) Mr. Stark was appointed an Executive Officer of the Company in October 1996.
(6) Mr. Novak was appointed an Executive Officer of the Company in March 1997.
(7) Dr. Leonard retired from the Company, effective December 31, 1998.


Stock Option Transactions in 1998

  During 1998, the following grants were made under the 1997 Stock Option Plan for the Executive Officers named in the Summary Compensation Table:

                           Option/SAR Grants in 1998

                                                                 Percentage
                                         Number of                of Total
                                        Securities              Options/SARs
                                        Underlying               Granted to             Exercise or
                                       Options/SARs               Employees             Base Price      Expiration
             Name                       Granted(1)                 in 1998                ($/Sh)           Date
             ----                       ----------                 -------                ------           ----
Thomas P. Mac Mahon................       1,000,000              19%           $1.938       3/26/08       $1,096,270
Larry L. Leonard...................         300,000               6%           $1.938       3/26/08       $  328,881
Richard L. Novak...................         300,000               6%           $1.938       3/26/08       $  328,881
Wesley R. Elingburg................         232,000               4%           $1.938       3/26/08       $  254,335
Bradford T. Smith..................         232,000               4%           $1.938       3/26/08       $  254,335
Stevan R. Stark....................         232,000               4%           $1.938       3/26/08       $  254,335


(1) For each grant of non-qualified options made in 1998, the exercise price is equivalent to the fair market price per share on the date of the grant. The options vested with respect to one third of the shares covered hereby on the first anniversary of the date of grant and an additional one third will vest on each of the second and third anniversaries of such date, subject to their earlier termination.
(2) Valuation based upon the Black-Scholes option pricing model with the following assumptions: expected dividend yield 0.0%, volatility of 0.499, risk-free interest rate of 4.44%, and an expected life of five years.

  The following chart shows, for 1998, the number of stock options exercised and the 1998 year-end value of the options held by the Executive Officers named in the Summary Compensation Table:

                    Aggregated Option/SAR Exercises in 1998
                      and Year-End 1998 Option/SAR Values

                                                                               Number of              Value of
                                                                               Securities            Unexercised
                                                                               Underlying           In-the-Money
                                                                              Options/SARs          Options/SARs
                                                                              at Year-End        at Year-End ($)(1)
                                               Shares                         -----------        ------------------
                                            Acquired on        Value          Exercisable/          Exercisable/
               Name                         Exercise(#)     Realized($)      Unexercisable          Unexercisable
               ----                         -----------     -----------      -------------          -------------
Thomas P. Mac Mahon......................              0             $0                333,334                 $0
                                                                                     1,166,666                  0
Wesley R. Elingburg......................              0              0                165,000                  0
                                                                                       302,000                  0
Larry L. Leonard.........................              0              0                184,130                  0
                                                                                       370,000                  0
Bradford T. Smith........................              0              0                170,000                  0
                                                                                       302,000                  0
Stevan R. Stark..........................              0              0                173,601                  0
                                                                                       302,000                  0
Richard L. Novak.........................              0              0                140,000                  0
                                                                                       370,000                  0

(1) Calculated using actual December 31, 1998 closing price per common share on the NYSE Composite Tape of $1.375.


Retirement Benefits and Savings Plan

  The following tables set forth the estimated annual retirement benefits payable at age 65 to persons retiring with the indicated average direct compensation and years of credited service, on a straight life annuity basis after Social Security offset, under the Company's Employees' Retirement Plan, as supplemented by the Company's Pension Equalization Plan.

                             Pension Plan Table(1)
                   Wesley R. Elingburg and Bradford T. Smith

               Five-year
                average                      10          15           20           25           30
            Compensation(2)               Years(3)    Years(3)     Years(3)     Years(3)     Years(3)
            ---------------               -------     --------     --------     --------     --------
    $50,000.............................  $ 7,248      $10,706     $ 14,164     $ 17,622     $ 17,622
    100,000.............................   17,111       25,501       33,890       42,280       42,280
    150,000.............................   27,111       40,501       53,890       67,280       67,280
    200,000.............................   37,111       55,501       73,890       92,280       92,280
    250,000.............................   47,111       70,501       93,890      117,280      117,280
    300,000.............................   57,111       85,501      113,890      142,280      142,280
    315,648.............................   60,241       90,195      120,150      150,104      150,104

                             Pension Plan Table(4)
  Thomas P. Mac Mahon, Richard L. Novak, Stevan R. Stark and Larry L. Leonard

               Five-year
                average                     10          15           20           25           30
            Compensation(2)               Years(3)    Years(3)    Years(3)     Years(3)     Years(3)
            ---------------               -------     -------     --------     --------     --------
    $50,000.............................  $ 6,584     $ 9,877     $ 13,169     $ 16,461     $ 19,753
    100,000.............................   17,111      23,732       31,643       39,553       47,464
    150,000.............................   27,111      37,772       50,363       62,953       75,544
    200,000.............................   37,111      51,812       69,083       86,353      103,624
    250,000.............................   47,111      65,852       87,803      109,753      131,704
    300,000.............................   57,111      79,892      106,523      133,153      159,784
    315,648.............................   60,241      84,286      112,381      140,476      168,572

(1) The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company's Pension Equalization Plan, to provide an employee having 25 years of credited service with an annuity equal to 50% of final average compensation less 50% of estimated individual Social Security benefits. The benefit is then converted from a life annuity to an actuarially equivalent life annuity with a ten year guarantee. In addition, following retirement from active service, an additional benefit is paid from the Pension Equalization Plan designed to provide for a portion of their postretirement medical benefit. For 1998, this additional benefit amounted to $332.
(2) Highest consecutive five-year average base compensation during final ten years. Compensation considered for this five year average is reflected in the Summary Compensation Table under the heading "salary." Under the Equalization Plan, a maximum of $300,000 final average compensation is considered for benefit calculation indexed beginning in 1997 based on the percentage change in the unrounded compensation limit under IRC Section 401
    (a)(17) of the Code. For 1998, this limit is $315,648. No bonuses are considered.
(3) Under the plans, the normal form of benefit for an unmarried participant is a life annuity with a guaranteed minimum payment for ten years. For an unmarried participant, the normal form is a 50% joint and survivor annuity, which is actuarially equivalent to the normal form for an unmarried participant. The above tables are determined with regard to a life only form of payment; thus, payment using a ten year guarantee would produce a lower annual benefit.
(4) The Retirement Plan, as supplemented by the Pension Equalization Plan, is a defined benefit pension plan designed, in conjunction with the Company's Pension Equalization Plan, to provide an employee having 30 years of credited service with an annuity equal to 52% of final average compensation less 50% of estimated individual Social Security benefits.

  Credited service is defined generally as all periods of employment with the Company, a participating subsidiary or with Revlon prior to 1992, or RBL or an affiliate, after attainment of age 21 and completion of one year of service (age 25 and completion of one year of service if hired before January 1, 1985). Final average compensation is defined as average annual base salary during the five consecutive years in which base salary was highest out of the last ten years prior to normal retirement age or earlier termination. The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. The limitation solely with respect to defined benefit pension plans was $130,000 for 1998 and will be subject to cost of living adjustments for future years. In addition, the Tax Reform Act of 1986 limits the amount of compensation that can be considered in determining the level of benefits under qualified plans. The applicable limit for 1998 was $160,000. The Company believes that, with respect to certain employees, annual retirement benefits computed in accordance with the Retirement Plan's benefit formula may be greater than those which would be provided with regard to such qualified plan limitation. The Company's non-qualified, unfunded, Equalization Plan is designed to provide for the payment of the difference, if any, between the amount of such maximum limitation and the annual benefit that would be payable under the Retirement Plans but for such limitation, subject to the allowed maximum compensation limit under the Equalization Plan.

  As of December 31, 1998, credited years of service under the retirement plans for the following individuals are for Mr. Mac Mahon--1.0 years, Mr. Elingburg--
17.4 years, Dr. Leonard--27.8 years, Mr. Smith--15.9 years, Mr. Stark--14 years, and Mr. Novak--0.5 years.


Compensation Plans and Arrangements

  On April 17, 1996, the Board of Directors approved the Master Senior Executive Severance Plan (the "Severance Plan") which provides severance to certain key employees. The Severance Plan provides for severance payments of two times annual salary and targeted bonus then in effect for the President and Chief Executive Officer and the Executive Vice

Presidents of the Company and severance payments of one times annual salary and targeted bonus then in effect for Senior Vice Presidents upon the occurrence of a qualifying termination. Qualifying termination is generally defined as involuntary termination without cause or voluntary termination with Good Reason, as defined. Good reason ("Good Reason") is defined as a reduction in base salary or targeted bonus as a percentage of salary, relocation to an office location more than seventy-five (75) miles from the employee's current office without consent of the employee, or a material reduction in job responsibilities or transfer to another job without the consent of the employee. Good Reason shall not include a reduction in base salary or targeted bonus where such reduction is pursuant to a Company-wide reduction of base salaries and/or targeted bonuses. In addition, the Severance Plan may not be amended or terminated within thirty-six (36) months of a change in control, as defined. A copy of the Severance Plan was included as an exhibit to the report on Form 8-K of the Company filed with the Commission on October 24, 1996.


Employee Benefits Committee Report on Executive Compensation

  The Employee Benefits Committee of the Board of Directors (for the purposes of this section, the "Committee") makes recommendations to the Board of Directors regarding compensation and benefit policies and practices and incentive arrangements for Executive Officers and key managerial employees of the Company. The Committee also considers and grants awards under the Company's incentive plans, subject to a Special Majority Vote of the Board as described above under "Item 1: Election of Directors."

  The Committee is comprised of a majority of Independent Directors. During 1998, the Committee met four times to review and evaluate executive compensation and benefit programs, including information provided to the Company by independent compensation and benefit consultants.

  Executive Officer Compensation Policies. The Committee's executive compensation policies are designed to (a) attract and retain the best individuals critical to the success of the Company, (b) motivate and reward such individuals based on corporate business unit and individual performance, and (c) align executives' and stockholders' interests through equity-based incentives.

  Compensation for executives is based on the following principles: variable compensation should comprise a significant part of an executive's compensation, with the percentage at-risk increasing at increased levels of responsibility; employee stock ownership aligns the interest of employees and stockholders; compensation must be competitive with that offered by companies that compete with the Company for executive talent; and differences in executive compensation within the Company should reflect differing levels of responsibility and/or performance.

  In addition, the Committee adopted policies in 1995 relating to the integration of the compensation programs of the two companies in the Merger, which it continues to implement. The Committee determined that salaries would not be reduced as a result of the Merger. The Committee also decided that rather than renewing existing employment contracts, it would continue RBL's policy of motivating and retaining key employees with awards of incentive compensation and the adoption of a severance program (see "Compensation Plans and Arrangements" above for a description of the severance program). Moreover, consummation of the Merger and achievement of planned Merger synergies were designated as and continue to be important bases for incentive awards.

  A key determinant of overall levels of compensation is the pay practices of ten public companies in the medical supply and medical service industry with revenue comparable to the Company's (the "peer group"). The peer group was chosen by the Company's independent compensation and benefit consultants and includes some, but not all, of the members of the Peer Group used for stock price comparisons (see "--Common Stock Performance" below).

  There are three components to the Company's executive compensation program: base salary, annual incentive compensation, and long-term incentive compensation. The more senior the position, the greater the portion of compensation that varies with performance.

  Base salaries are set by the Committee and are designed to be competitive with the peer group companies described above. Generally, the Committee targets salary levels in the second and third quartile of the peer group, adjusted to reflect the individual's job experience and responsibility. Changes in base salaries are based on the peer group's practices, the Company's performance, the individual's performance, and increases in cost of living indexes. The corporate performance measures used in determining adjustments to Executive Officers' base salaries are the same performance measures used to determine annual and long-term incentive compensation discussed below. Base salaries are reviewed and adjusted annually.

  Under the Company's annual Bonus Incentive Plan, adopted by the stockholders in 1995, annual incentive compensation is paid in the form of a cash bonus and is generally based on the attainment of specified corporate performance measures, which are established by the Committee at the beginning of the year. The measures used are EBITDA, total accessions, operating expenses and certain other specific measures. A total of $1.1 million in benefits were paid to certain Executive Officers in 1998 (see "Summary Compensation Table" for amounts paid to certain Executive Officers under the plan in 1998).

  Long-term incentive compensation is paid in part in the form of stock options granted under the Company's Stock Option Plans. The Committee believes that grants of stock options align stockholder value and Executive Officer interests. Stock options are granted in amounts that are directly related to the level of responsibility of the grantees as compared with their peer group counterparts. The number of options granted is established after determining the projected value of such options as derived from the Black-Scholes option pricing model. The size of previous grants and the number of shares held by an executive are not considered in determining annual award levels.

  As provided in the Company's Stock Option Plans, stock options are granted with an exercise price equal to the fair market value per share on the date of grant or other appropriate date as determined by the Board of Directors. Of the options granted to the Executive Officers in 1998, one-third of the options granted vest on the anniversary date of grant, with the remainder vesting in annual equal increments through the third anniversary of the date of grant. No stock option awards are made in the absence of satisfactory performance which is evaluated by the Committee based on the executive's individual contribution to the long-term health and growth of the Company. A total of 2,296,000 options were granted to certain Executive Officers in 1998 (see "Option/SAR Grants in 1998").


  Chief Executive Officer Compensation. Thomas P. Mac Mahon was paid $600,000 in base salary for the year ended December 31, 1998. Mr. Mac Mahon's base salary, annual incentive compensation and long-term incentive compensation were determined in the same manner as described above for other Executive Officers. Mr. Mac Mahon became eligible to participate in the Company's Retirement Benefits and Savings Plan in 1998.

  Limit on Deductibility of Compensation. The Omnibus Budget Reconciliation Act of 1993 ("OBRA") limits the deductibility of compensation paid to the chief executive officer and each of the four highest paid employees of public companies to $1 million for fiscal years beginning on or after January 1, 1994. Certain types of compensation arrangements entered into prior to February 17, 1993 are excluded from the limitation. The Company's general policy is to preserve the tax deductibility of compensation paid to its Executive Officers. OBRA recognizes stock option plans as performance-based if such plans meet certain requirements. The Company's Option Plans are structured to meet the requirements of OBRA. In future years, the Committee will consider taking such steps as it deems necessary to qualify compensation so as to not be subject to the limit on deductibility.

                                  The Employee Benefits Committee

                                  Jean-Luc Belingard
                                  Wendy E. Lane
                                  David B. Skinner, M.D.

Common Stock Performance

  The Commission requires a five-year comparison of stock performance for the Company with stock performance of appropriate similar companies. The Common Stock is traded on the New York Stock Exchange, Inc. (the "NYSE"). Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Common Stock and the cumulative total return on the Standard & Poor's Composite-500 Stock Index and the weighted average cumulative total return (based on stock market capitalization) on the stock of each of the members of a peer group of companies. The Peer Group includes six publicly traded medical service and medical supply companies and one clinical laboratory company which is a direct competitor of the Company, all with sales ranging from approximately $1.1 billion to $3.9 billion. Other direct competitors of the Company are either substantially smaller than the Company or are subsidiaries of much larger diversified corporations and are therefore not believed to be appropriate peer companies. The Peer Group includes: Allergan, Inc., Quest Diagnostics, Incorporated, C.R. Bard Inc., Magellan Health Services Inc., Fisher Scientific International Inc., Thermo Electron Corporation, and Bausch & Lomb Inc.


                           [LINE GRAPH APPEARS HERE]


           12/31/94     12/31/95      12/31/96      12/31/97      12/31/98

Company    $    94       $    66       $    20       $    12       $    10

S&P 500    $   101       $   139       $   171       $   228       $   293

Peer Group $    94       $   127       $   136       $   145       $   153

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

  The following table sets forth as of April 19, 1999, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director of the Company who is a beneficial owner of any shares of Common Stock,
(ii) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (iii) the officers named in the "Summary Compensation Table" set forth above, and (iv) all current directors and Executive Officers as a group. The number of shares owned are those "beneficially owned," as determined under the rules of the Commission, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement.

                                                                                              Amount and Nature
                                                                                                of Beneficial
                                                            Amount and Nature                    Ownership of
                    Beneficial Owner                          of Beneficial                      Common Stock
                    ----------------                           Ownership of       Percent       Assuming Full        Percent
                                                               Common Stock      of Class       Conversion(1)       of Class
                                                               ------------      ---------      -------------       ---------
Roche Holdings, Inc......................................         61,329,256(2)      48.6%          166,655,278(2)      51.3%
 15 East North Street
 Dover, DE 19901
Wellington Management Company, LLP.......................         13,002,580(3)      10.2%           13,002,580(6)       4.0%
 75 State Street
 Boston, MA 02109
Thomas P. Mac Mahon......................................            937,330            *               981,039(4)         *
Jean-Luc Belingard.......................................             19,788            *                26,661(4)         *
Wendy E. Lane............................................             16,738            *                18,465(4)         *
Robert E. Mittelstaedt, Jr...............................             16,738            *                18,338(4)         *
James B. Powell..........................................             27,792            *                35,974(4)         *
David B. Skinner.........................................             19,788            *                26,643(4)         *
Andrew G. Wallace........................................             19,788            *                19,788            *
Larry L Leonard..........................................            366,279(5)         *               366,279            *
Bradford T. Smith........................................            317,334(5)         *               317,334            *
Stevan R. Stark..........................................            326,220(5)         *               326,220            *
Wesley R. Elingburg......................................            318,249(5)         *               318,249            *
Richard L. Novak.........................................            313,225(5)         *               313,225            *
All current directors and Executive Officers as a group
 (13 persons)............................................          2,829,657          2.2%            2,898,022            *

__________
  * Less than 1%
(1) For purposes of disclosing beneficial ownership, Common Stock includes the total number of shares of Common Stock that would result from an assumed conversion of 100% of the Company's Convertible Preferred stock at a ratio of 18.1818 shares of Common per share of Preferred.
(2) As reported on the Schedule 13D filed with the Commission on May 8, 1995, on behalf of Roche Holdings, Inc. Roche Holdings Inc. is an indirect wholly-owned subsidiary of Roche Holding. Dr. h.c. Paul Sacher, an individual and citizen of Switzerland has, pursuant to an agreement, the power to vote a majority of the voting shares of Roche Holding. Includes 105,326,022 shares of Common Stock assumed to be converted from ownership of 5,792,937 shares of Preferred Stock.

(3) As reported in the Schedule 13G/A filed with the Commission on February 9, 1999, on behalf of Wellington Management Company, LLP ("Wellington"). Wellington owns shared voting power on 2,488,289 of the above listed shares.
(4) Includes shares of Common Stock assumed to be converted from ownership of shares of Preferred Stock as indicated for the following individuals:
    43,709 shares (2,404 shares of Preferred Stock), Mr. Mac Mahon; 6,873 shares (378 shares of Preferred Stock), Mr. Belingard; 1,727 shares (95 shares of Preferred Stock), Ms. Lane; 1,600 shares (88 shares of Preferred Stock), Mr. Mittlestaedt; 8,182 shares (450 shares of Preferred Stock), Dr. Powell; and 6,855 shares (377 shares of Preferred Stock), Dr. Skinner.
(5) Beneficial ownership by officers of the Company includes shares of Common Stock which such officers have the right to acquire upon the exercise of options which either are vested or which may vest within 60 days. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. Mac Mahon--833,334; Dr. Leonard--354,130; Mr. Smith--317,334, Mr. Stark--320,935, Mr. Elingburg--
    312,334, all directors and Executive Officers as a group--2,538,901.
(6) The Company is unaware of any Preferred Stock held either directly or indirectly by Mr. Perelman or Wellington.


     ITEM TWO:  APPROVAL OF AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN

  On May 19, 1997, the Board of Directors approved the Laboratory Corporation of America Holdings' 1997 Employee Stock Option Plan (the "1997 Option Plan") which had been approved by the Employee Benefits Committee on May 19, 1997, and the shareholders of the Company subsequently approved such plan. On December 17, 1997, the Board of Directors approved an amendment to the 1997 Option Plan to expand the definition of "employees" eligible to receive awards under such plan to include independent contractors, consultants, advisors and other individuals providing services to the Company. On April 30, 1999, the Board of Directors approved further amendments to the 1997 Plan, and the incorporation of such amendments into an amended and restated version of such Plan (the amended and restated plan, the "1999 Incentive Plan"). The principal purpose of such amendments is to permit the issuance of shares of restricted stock ("Restricted Shares") under such plan and authorize 3.2 million additional shares for issuance under such plan. Prior to such amendments, the number of shares authorized for issuance under the plan was 6 million. However, as of the date hereof, under the unamended plan, there are available for grant only approximately 800,000 shares. The effect of the amendment is to authorize an aggregate of 9.2 million shares for issuance under the plan, of which approximately 4 million shares will be available for grant, including the restricted share grants authorized at the March 17, 1999 Board meeting discussed below. The summary description herein of the principal features of the 1999 Incentive Plan is qualified by reference to the 1999 Incentive Plan, which is attached hereto as Annex I.

  The purpose of the 1999 Incentive Plan is to attract and retain the best available employees for the Company and to encourage the highest level of performance by such employees, thereby enhancing the value of the Company for the benefit of its stockholders. The 1999 Incentive Plan is also intended to motivate employees to contribute to the Company's future growth and profitability and to reward their performance in a manner that provides them with a means to increase their holdings of Common Stock and aligns their interests with the interests of the stockholders of the Company.

  The 1999 Incentive Plan will be administered by the Employee Benefits Committee appointed by the Company's Board of Directors. During the ten-year period ending on the tenth anniversary of the adoption of the 1997 Option Plan, the Employee Benefits Committee will have authority, subject to the terms of the 1999 Incentive Plan, to determine when and to whom to make awards under the plan, the number of shares to be covered by the awards, the types and terms of options and awards granted and the exercise price of the shares of common stock covered by options and stock appreciation rights ("SARs"), and to prescribe, amend and rescind rules and regulations relating to the 1999 Incentive Plan.

  Under the terms of the 1999 Incentive Plan, incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NQSOs"), SARs and Restricted Shares may be granted by the Employee Benefits Committee in its discretion to key employees (including officers and directors who are employees, independent contractors and consultants) of the Company and any of its affiliates, except that ISOs may be granted only to employees of the Company and its parent company and any subsidiary corporation. Due to the provision of the 1999 Incentive Plan which permits awards in the discretion of the Employee Benefits Committee, it is not possible to determine how many employees of the Company and its affiliates may be eligible for grants of options, SARs and Restricted Shares. The 1999 Incentive Plan generally provides that no individual employee may be granted options or SARs representing an aggregate of more than 750,000 shares of Common Stock in any year. The aggregate number of shares of Common Stock as to which options, SARs and Restricted Shares may be granted under the 1999 Incentive Plan may not exceed 9.2 million shares, of which approximately 4 million shares are available for grant, including the restricted stock grants discussed below.

  The exercise price of an ISO or a NQSO ("Option Price") may not be less than one hundred percent (100%) of the fair market value of the shares of Common Stock on the date of grant, except that, in the case of an ISO granted to an individual who, at the time the ISO is granted, owns shares possessing more than ten percent of the total combined voting power of all classes of Common Stock, such Option Price may not be less than one hundred ten percent (110%) of such fair market value. The Option Price of, and the number of shares covered by, each option will not change during the life of the option, except for adjustments to reflect stock dividends, splits, other recapitalizations or reclassifications or changes affecting the number or kind of outstanding shares.

  The shares of Common Stock purchased upon the exercise of an option are to be paid for in cash (including cash that may be received from the Company at the time of exercise as additional compensation) or through the delivery of other shares of Common Stock with a value equal to the total option price or in a combination of cash and such shares, or with money lent by the Company to the optionee in compliance with applicable law and on terms and conditions to be determined by the Company.

  No option may be transferred by an optionee during his lifetime. If the employment of an optionee terminates for any reason (other than by reason of death, disability or retirement) the optionee may, within the three-month period following such termination, exercise such options to the extent he was entitled to exercise such option at the date of termination. If an optionee dies while employed (or within three months after termination of employment) or terminates employment by reason of disability or retirement, all previously granted options (whether or not then exercisable), may, unless earlier terminated in accordance with their terms, be exercised by the person or persons to whom the optionee's rights pass within one year after the optionee's death or by the optionee within one year after the optionee's disability or retirement.

  The Employee Benefits Committee may also grant SARs either alone ("Free Standing Rights") or in conjunction with all or part of an option ("Related Rights"). Upon the exercise of a SAR, a holder is entitled, without payment to the Company, to receive cash, unrestricted shares of Common Stock or any combination thereof, as determined by the Employee Benefits Committee, in an amount equal to the excess of the fair market value of one share of Common Stock over the option price specified in the related option (or in the case of a Free Standing Right, the price per share specified in such right) multiplied by the number of shares in respect of which the SAR is exercised.

  The Company is required to charge earnings at the close of each accounting period during which the SARs are outstanding. The charge will be equal to the amount by which the fair market value of the shares of stock subject to the SARs exceeds the price for which the SARs may be exercised, less the tax deduction to which the Company may be entitled if the SARs were exercised and less any portion of such amount charged to earnings in prior periods. In the event that the stock subject to the SARs has depreciated in market value since the last accounting period, there will be a credit to earnings.

  The Company may also grant Restricted Shares under the 1999 Incentive Plan, subject to the terms of the plan and any applicable award agreement. Such Restricted Shares may be subject to transfer restrictions and are subject to forfeiture upon certain termination of employment events which occur prior to vesting. The vesting terms will be set forth in award agreements.

  Under the 1999 Incentive Plan, the exercisability of options and Related Rights and the vesting of Restricted Shares will be accelerated upon a Change in Control of the Company (as defined in the 1999 Incentive Plan). If the exercisability of an option or SAR, or vesting of a Restricted Share is so accelerated, payments made with respect to such option, SAR or Restricted Share may constitute an "excess parachute payment" that is not deductible by the Company in whole or in part under Section 280G of the Code. Such acceleration may also subject the holder of such option or SAR or Restricted Share to a 20% federal excise tax under Section 4999 of the Code on all or a portion of the value conferred on such holder by reason of the Change in Control. Award agreements may provide that the Company will reimburse such holder for the full amount of any such excise tax imposed.

  Unless terminated by action of the Board of Directors or the Employee Benefits Committee, no awards may be granted under the 1999 Incentive Plan after May 19, 2007. The 1999 Incentive Plan may be amended or terminated at any time by the Board of Directors, except that no amendment may be made without shareholder approval if the Employee Benefits Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), for which or with which the Employee Benefits Committee determines that it is desirable to qualify or comply. The Employee Benefits Committee may amend the terms of any award granted, retroactively or prospectively, but no amendment may adversely affect any vested award without the holder's consent.

  In the event of a stock split, stock dividend, subdivision or combination of the shares of Common Stock or other change in corporate structure affecting the shares of Common Stock, the Employee Benefits Committee may make such adjustments to the number of shares authorized under the 1999 Incentive Plan and to outstanding awards thereunder as it deems necessary.

  The Plan is not subject to any provision of ERISA and is not qualified under
Section 401(a) of the Code.

Federal Tax Consequences

  Generally, when an optionee exercises a NQSO, the difference between the Option Price and any higher fair market value of the shares of Common Stock on the date of exercise will be ordinary income to the optionee and will be generally allowed as a deduction for federal income tax purposes to the employer.

  Any gain or loss realized by an optionee on disposition of the Common Stock acquired upon exercise of a NQSO will generally be capital gain or loss to such optionee, long-term or short-term depending on the holding period, and will not result in any additional tax consequences to the employer. The optionee's basis in the shares of Common Stock is determined generally at the time of exercise.

  When an optionee exercises an ISO while employed by the Company or a subsidiary or within three months (one year for disability) after termination of employment by reason of retirement or death, no ordinary income will be recognized by the optionee at that time, but the excess (if any) of the fair market value of the shares of Common Stock acquired upon such exercise over the Option Price will be an adjustment to taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares of Common Stock acquired upon exercise of the ISO are not disposed of prior to the expiration of one year after the date of acquisition and two years after the date of grant of the option, the excess (if any) of the sales proceeds over the aggregate Option Price of such shares of Common Stock will be long-term capital gain, but the employer will not be entitled to any tax deduction with respect to such gain. Generally, if the shares of Common Stock are disposed of prior to the expiration of such periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate Option Price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if realized, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the employer will generally be entitled to a federal income tax deduction in a like amount). Any gain realized by the optionee as the result of a Disqualifying Disposition that exceeds the amount treated as ownership income will be capital in nature, long-term or short-term depending on the holding period. If an ISO is exercised more than three months (one year for disability) after termination of employment, the tax consequences are the same as described above for NQSOs.

  When a Participant exercises SARs, the amount of cash and the fair market value of property received (including Shares), unless the property is subject to transfer restrictions or forfeiture, will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or a subsidiary.

  In the absence of an election by a participant under Section 83(b) of the Code, the grant of Restricted Shares will not result in taxable income to the participant or a deduction to the Company or its subsidiary or affiliate in the year of the grant. The value of such Restricted Shares will be taxed to a participant in the year in which the restrictions lapse. Alternatively, a participant may elect to treat as income in the year of grant the fair market value of the Restricted Shares on the date of grant, provided the Participant makes an election under Section 83(b) of the Code within thirty days after the date of such grant. If such an election were made, a participant would not be allowed to deduct at a later date the amount included as taxable income if he should forfeit the Restricted Shares to the Company or its subsidiary or affiliate. Generally, the amount of ordinary income recognized by a participant is deductible by the Company or its subsidiary or affiliate in the year the income is recognized by the participant. If the participant does not make an election under Section 83(b) of the Code, dividends paid on the Shares prior to the lapse of restrictions on such Shares will be taxable to the participant as additional compensation in the year received free of restrictions, and the Company or its subsidiary or affiliate will be allowed a corresponding deduction.

  Special rules may apply to a participant who is subject to Section 16 of the 1934 Act. Certain additional special rules apply if the exercise price for an option is paid in shares of Common Stock previously owned by the optionee rather than in cash.

  The foregoing discussion summarizes the federal income tax consequences of the 1999 Incentive Plan based on current provisions of the Code, which are subject to change. This summary does not cover any state or local tax consequences of participation in the 1999 Incentive Plan.

  On March 17, 1999, the Board authorized the grant of 1.6 million Restricted Shares to employees, such grants to be made on the date the 1999 Incentive Plan is approved by shareholders. Also, on March 17, 1999, the Board authorized the President and Chief Executive Officer to grant options with respect to up to 1,000,000 shares, subject to availability.

Awards with respect to 5,249,880 shares of Common Stock were granted under the Company's existing incentive plans in 1998.

  The Board of Directos of the Company recommends that stockholders vote "FOR" the approval of the adoption of the 1999 Incentive Plan.


ITEM THREE: APPROVAL OF AMENDMENTS TO THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN

  The Board of Directors recommends approval by the shareholders of the amendment to the 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan"). The shareholders approved the Stock Purchase Plan at the November 20, 1996 meeting of the Company's shareholders. The Stock Purchase Plan is designed to give all eligible employees an increased personal interest in the success and progress of the Company by encouraging their ownership of Common Stock of the Company. The maximum number of shares of the Company's Common Stock subject to the Plan, prior to amendment, was 3,500,000 shares, with proportionate adjustments of such amount in the case of stock dividends, stock splits or other stock changes. As of April 29, 1999, approximately 3,224,248 shares had been awarded under the Stock Purchase Plan. On April 30, 1999, the Board approved an amendment to the Stock Purchase Plan, subject to approval of the shareholders, to increase by 4 million the number of shares of Common Stock of the Company authorized for issuance under the Stock Purchase Plan. The Board adopted this amendment to ensure that the Company can continue to allow participation in the Stock Purchase Plan by eligible employees as only 275,752 shares are currently available for issuance under such plan. The text of the amendment is set forth as Annex II to this Proxy Statement.

  The Stock Purchase Plan provides for the granting of options to all eligible employees of the Company and its subsidiaries, both officers and non-officers, entitling them to purchase shares of the Common Stock of the Company at a discounted price. All employees of the Company or its subsidiaries will be eligible to participate in the Stock Purchase Plan, except part-time and temporary employees and employees owning 5% or more of the total voting power or value of all classes of stock of the Company. Under the Stock Purchase Plan, only those directors and nominees for director who are full-time employees of the Company or a subsidiary are eligible to receive options.

  For each six-month period (an "Offering Period") commencing January 1 or July 1 (the "Offering Date") during the term of the Stock Purchase Plan, each eligible employee receives an option to purchase up to the largest whole number of shares obtained by dividing (i) between one and ten percent (as specified by the employee) of such employee's compensation for the Offering Period by (ii) the Option Price (as defined below). At the end of an Offering Period, on either June 30 or December 31 (the "Exercise Date"), the amount deducted from each eligible employee's compensation during the Offering Period is used to purchase shares of the Company's Common Stock for the benefit of that employee. The price at which the shares will be purchased (the "Option Price") will be 85% of the fair market value of a share of Common Stock on the Offering Date or the Exercise Date, whichever is lower. Generally, fair market value will be the average of the high and low sales prices of the Common Stock on that date.

  Prior to the Exercise Date, the amounts deducted from an employee's salary may be used by the Company for general corporate purposes but will be recorded as being in separate accounts ("Purchase Accounts") for each employee. Participating employees can avoid purchasing Common Stock on an Exercise Date and the funds designated for their Purchase Accounts will be paid to them if they so elect by written notice to the Company on or before the Exercise Date. Other than terminating their participation, employees may not change the level of their participation with respect to an Offering Period during such Offering Period. The aggregate fair market value of all shares of the Company and its subsidiaries which an employee has an option to purchase under employee stock option plans may not exceed $25,000 in any calendar year.

  The Stock Purchase Plan provides that if an employee's employment terminates for any reason other than death, then such employee's options terminate immediately and all funds deducted from the employee's compensation during the current Offering Period will be paid to the employee. Options are not transferable except by will or by the laws of descent and distribution, and will be exercisable, during the employee's lifetime, only such employee.

  The Stock Purchase Plan provides that options will become immediately exercisable in full upon the occurrence of certain events involving a change in control of the Company. Such events include: the adoption of a plan of merger or similar transaction involving the Company in which the Company's stockholders would receive less than 50% of the voting stock of the surviving corporation; the approval by the Board of Directors of the sale or transfer by the Company of a majority of the stock of a significant subsidiary of the Company or substantially all of the Company's or such a subsidiary's assets; certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who beneficially owned, as of the Offering Date, more than 5% of the Common Stock unless prior approval of the Board of Directors is received; certain significant changes in the membership of the Board of Directors; or any other transaction that would constitute a change in control required to be reported by the Company in a proxy statement. In addition, upon the approval of the dissolution or liquidation of the Company, all options shall become exercisable in full. Upon the occurrence of the dissolution or liquidation of the Company, or upon the consummation of a merger or consolidation in which the Company's stockholders do not receive at least 50% of the voting stock of the resulting corporation, all options not exercised shall terminate, but the participating employees will have the option of purchasing the shares or being paid the amount designated in their Purchase Accounts prior to such occurrence.

  The date for the initial grant of options under the Stock Purchase Plan was January 1, 1997. The Stock Purchase Plan will terminate December 31, 2006 and is administered by the Employee Benefits Committee of the Board of Directors of the Company. The Committee will be able to prescribe rules and regulations for such administration and to decide questions with respect to the interpretation or application of the Plan. In addition, the Committee will have the authority to alter, amend, suspend or discontinue the Stock Purchase Plan at any time without notice, except that no such action may adversely affect the rights of any participating employee. In addition, the Committee may not increase the number of shares of Common Stock issuable under the Stock Purchase Plan, change the formula determining the price at which options may be exercised or increase the maximum number of shares an eligible employee may purchase under the Stock Purchase Plan. Furthermore, the Stock Purchase Plan is designed to meet the requirements of Rule 16b-3 under the Exchange Act with respect to participation by insiders of the Company, and, in accordance therewith, certain amendments may require the approval of the Company's stockholders.

  Options will be granted on the condition that a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock to be issued subject to such option has become effective and a copy of the prospectus has been delivered to each participant.

  Options under the Stock Purchase Plan will be statutory stock options of the kind recognized by Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). For federal income tax purposes, neither the grant nor the exercise of the options will be a taxable event to the participants. The disposition, however, of the shares acquired through the exercise of the options will be a taxable event. The tax consequences of such a disposition will depend upon the respective holding periods of the options and options shares. The statutory holding period for the Stock Purchase Plan is the later of two years after the Offering Date or one year from the date of transfer of the stock to the employee.

  If a disposition of the shares is made after the end of the holding period, a portion of the gain, if any, will be taxed as ordinary income, which portion will be determined by subtracting the option price from the lesser of (a) the fair market value of the shares on the date the option was granted or (b) the fair market value of the shares on the disposition date. The remaining portion of the gain, if any, will be taxed as capital gain for federal income tax purposes. When the holding period described above is met, the Company is not allowed to deduct any amount for federal income tax purposes with respect to the issuance or exercise of the options or the sale of the underlying shares.

  If a disposition of the shares is made before the end of the holding period, the amount of the gain which will be taxed as ordinary income will be determined by subtracting the option price from the fair market value of the shares on the date on which the option was exercised. The amount treated as ordinary income would be added to the employee's basis in calculating whether any capital gain or loss is to be recognized on the disposition. In the year of such early disposition, the Company will generally be entitled to a business deduction for federal income tax purpose sin an amount equal to the ordinary income.

  The Stock Purchase Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

  The number of shares of the Company's Common Stock that will be purchased under the Stock Purchase Plan by its employees if it is amended cannot be estimated by the Company. The number of shares that were purchased by the employees if the Stock Purchase Plan for fiscal year 1998 was 1,655,590.

  The Board of Directors of the Company recommends that stockholders vote "FOR" approval of the amendment ot the 1997 Employee Stock Purchase Plan.


                ITEM 4: RATIFICATION OF INDEPENDENT ACCOUNTANTS

  Upon the recommendation of the Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP ("PwC") to audit the accounts of the Company for the year ending December 31, 1999. For the year ended December 31, 1998 the Company's accounts were audited by PwC.

  PwC's report on the financial statements of the Company for the year ended December 31, 1998 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

  To the knowledge of management and the Audit Committee of the Board of Directors of the Company, in connection with the audit of the Company's financial statements for the year ended December 31, 1998, there were no disagreements with PwC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the matter in its reports.

  Representatives of PwC will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  Stockholder ratification of the appointment of PwC as the Company's independent accountants is not required by the Company's bylaws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice. Should the stockholders fail to ratify the appointment of PwC as the Company's independent accountants for the year ending December 31, 1999, the Board of Directors will consider whether to retain that firm for such year.

  The Board of Directors of the Company recommends that stockholders vote "FOR" the ratification of the appointment of PwC as the Company's independent accountants for 1999.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Stockholder Agreement

  In connection with the Merger, the Company, HLR, Holdings and Hoffmann-La Roche entered into the Stockholder Agreement dated as of April 28, 1995. In December 1996, HLR was merged with and into Hoffmann-La Roche and the shares of Common Stock owned by HLR subsequently transferred from Hoffmann-La Roche to Holdings. The Stockholder Agreement contains certain provisions relating to (i) the governance of the Company following the Merger, including but not limited to the composition of the Board of Directors, (ii) the issuance, sale, and transfer of the Company's Equity Securities (as defined therein) by the Company and Hoffmann-La Roche, (iii) the acquisition of additional Equity Securities, and
(iv) the registration rights granted by the Company to Holdings and Hoffmann-La Roche with respect to the Company's Equity Securities.

  Pursuant to the Stockholder Agreement, the Board of Directors of the Company will (subject to specified exceptions) be comprised of seven members, consisting of three "Roche Directors" and four Independent Directors nominated by the Nominating Committee of the Board of Directors.

  The Stockholder Agreement also provides that, among other things, certain actions by the Company will require approval by a majority of the Roche Directors and at least one Independent Director (a "Special Majority Vote"). Included in these items is any change in the size or composition of the Board of Directors or any committee thereof and the establishment of a new committee of the Board of Directors, and with certain exceptions, the issuance of securities by the Company.

  The Stockholder Agreement also provides that, except under certain circumstances, which include the issuance of Common Stock pursuant to a public offering, the Company may not issue any equity securities unless Holdings is offered the opportunity to purchase an amount of such stock necessary to maintain its interest.

  Pursuant to the Stockholder Agreement, Holdings and its affiliates (other than the Company and its subsidiaries) have the right to acquire Equity Securities (as defined therein) to the extent that, after giving effect thereto, their Total Voting Power would not exceed 75%. Moreover, Holdings and its affiliates (other than the Company and its subsidiaries) may acquire additional Equity Securities notwithstanding the fact that after giving effect thereto, their Total Voting Power would exceed 75%, if Holdings and its affiliates (other than the Company and its subsidiaries) or any one of them offers, prior to consummation of such purchase, to purchase all outstanding Equity Securities and holders of Equity Securities totaling more than 50% of the outstanding Equity Securities (excluding Equity Securities held by Holdings and its affiliates (other than the Company and its subsidiaries)) accept such offer. After the third anniversary of the Merger, the Stockholder Agreement does not restrict purchases by Holdings or its affiliates of Equity Securities.

  In addition, the Stockholder Agreement contains a Demand Registration provision pursuant to which the Company is obligated, upon the request of Holdings, or Hoffmann-La Roche, to file registration statements with the Commission covering any shares of Common Stock owned by those parties which are restricted securities within the meaning of Rule 144(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"). Holdings and Hoffmann-La Roche will also have the right to include such securities in any registration statement filed by the Company offering securities for its own account or for the account of any holder other than Mafco or any of its affiliates, subject to certain reductions if the managing underwriter determines that the size of the offering or the combination of securities offered would materially interfere with the offering.

The Sharing and Call Option Agreement

  In connection with the Merger Agreement, HLR, Mafco Holdings, Inc. ("Mafco"), a Delaware corporation and indirect wholly-owned subsidiary of M&F Holdings, National Health Care Group, Inc. ("NHCG"), and the Company entered into the Sharing and Call Option Agreement dated as of December 13, 1994 (the "Sharing and Call Option Agreement"). The Sharing and Call Option Agreement provides, among other things, that at any time after the third anniversary of the Merger, Hoffmann-La Roche (the successor to HLR as discussed above) or one of its affiliates (such party, a "Purchaser") (other than the Company) may exercise the right, which right may only be exercised once, to purchase all, but not less than all, the shares of Common Stock then owned by NHCG, Mafco or any of their controlled affiliates. The Sharing and Call Option Agreement provides that the Purchaser, will, if it elects to exercise this purchase right, pay a price per share for the shares to be purchased equal to 102% of the average closing price per share of such security as reported on the principal national securities exchange on which such shares are listed, or if not so listed, as reported on the National Association of Securities Dealers, Inc. Automated Quotation System- -National Market System, for the 30 trading days before the date of such exercise.

  In addition, in accordance with the Sharing and Call Option Agreement, the Company has filed with the Commission a registration statement on Form S-3 (the "Registration Statement") which has been declared effective by the Commission and includes a resale prospectus that permits NHCG (or any of its pledgees) to sell shares of Common Stock and Warrants received by NHCG in the Merger without restriction. The Company has agreed to use its best efforts to prepare and file with the Commission such post-effective amendments to the Registration Statement or other filings as may be necessary to keep such Registration Statement continuously effective for a period ending on the third anniversary of the date of the Sharing and Call Option Agreement and during such period to use its best efforts to cause the resale prospectus to be supplemented by any required prospectus supplement. The Company has also agreed to pay all of the Registration Expenses (as defined therein) arising from exercise of the registration rights set forth in the Sharing and Call Option Agreement. A copy of the Sharing and Call Option Agreement was filed with the Commission by the Company as an exhibit to the 1994 10-K.


Registration Rights Agreement

  In addition to those registration rights granted to NHCG under the Sharing and Call Option Agreement, the Company and NHCG also are parties to a registration rights agreement dated as of April 30, 1991 (the "Registration Rights Agreement") pursuant to which the Company is obligated, upon the request of NHCG, to file registration statements ("Demand Registration Statements") from time to time with the Commission covering the sale of any shares of Common Stock owned by NHCG upon the completion of certain public offerings by the Company of shares of Common Stock in 1991. Such Demand Registration Statements may also cover the resale from time to time of any shares of Common Stock that NHCG may purchase in the open market at a time when it is deemed to be an affiliate (as such term is defined under Rule 144 under the Securities Act of 1933, as amended), and certain securities issued in connection with a combination of shares, recapitalization, reclassification, merger or consolidation, or other pro rata distribution. NHCG will also have the right to include such Common Stock and other securities in any registration statement filed by the Company for the underwritten public offering of shares of Common Stock (whether or not for the Company's account), subject to certain reductions in the amount of such Common Stock and securities if the managing underwriters of such offering determine that the inclusion thereof would materially interfere with the offering. The Company agreed not to effect any public or private sale, distribution or purchase of any of its securities which are the same as or similar to the securities covered by any Demand Registration Statement during the 15-day period prior to, and during the 45-day period beginning on, the closing date of each underwritten offering under such registration statement and NHCG agreed to a similar restriction with respect to underwritten offerings by the Company. NHCG's rights under the Registration Rights Agreement are transferable as provided therein.

  Until the third anniversary of the Sharing and Call Option Agreement, when the Company's obligation to keep the Registration Statement effective expires, the registration rights granted to NHCG pursuant to the Registration Rights Agreement are substantially duplicative of those granted pursuant to the Sharing and Call Option Agreement. After such date and only to the extent that NHCG still holds shares of Common Stock or Warrants that it held as of or received in the

Merger, NHCG will continue to be entitled to the registration rights described in the preceding paragraph, unless the Registration Rights Agreement has been otherwise amended or terminated.


Tax Allocation Arrangement

  Until May 7, 1991, the Company was included in the consolidated federal income tax returns, and in certain state income tax returns, of Mafco, M&F Holdings, Revlon Group, and Revlon. As a result of the reduction of M&F Holdings' indirect ownership interest in the Company on May 7, 1991, the Company is no longer a member of the Mafco consolidated tax group. For periods subsequent to May 7, 1991, the Company files its own separate federal, state, and local income tax returns. Nevertheless, the Company will remain obligated to pay to M&F Holdings (or other members of the consolidated group of which M&F Holdings is a member) any income taxes the Company would have had to pay (in excess of those which it has already paid) if it had filed separate income tax returns for taxable periods beginning on or after January 1, 1985 (but computed without regard to (i) the effect of timing differences (i.e., the liability or benefit that otherwise could be deferred will be, instead, includible in the determination of current taxable income) and (ii) any gain recognized on the sale of any asset not in the ordinary course of business). In addition, despite the reduction of M&F Holdings' indirect ownership of the Company, the Company will continue to be subject under existing federal regulations to several liability for the consolidated federal income taxes for any consolidated return year in which it was a member of any consolidated group of which Mafco, M&F Holdings, Revlon Group, or Revlon was the common parent. However, Mafco, M&F Holdings, Revlon Group, and Revlon have agreed to indemnify the Company for any federal income tax liability (or any similar state or local income tax liability) of Mafco, M&F Holdings, Revlon Group, Revlon, or any of their subsidiaries (other than that which is attributable to the Company or any of its subsidiaries) that the Company would be required to pay.


Certain Other Transactions with Roche

  At December 31, 1998, 61,329,256 shares of the Company's outstanding common stock, or approximately 49.6% at December 31, 1998, were owned by Roche. In addition, Roche owned 5,672,399 shares of the Company's redeemable convertible preferred stock at December 31, 1998, or approximately 52.7%. No voting rights are associated with the redeemable preferred shares.

  As of December 31, 1998, the number of warrants outstanding to purchase the Company's common stock was 22,151,308, of which 8,325,000 warrants were held by an affiliate of Roche. These warrants are exercisable at a price of $22.00 per share and expire on April 28, 2000.

  The Company has certain on-going arrangements with Roche for the purchase by the Company of certain products and the licensing by the Company from Roche of certain diagnostic technologies, with an aggregate value of approximately $33.0 million in 1998. In addition, the Company made royalty payments to Roche in the amount of $2.9 million in 1998. The Company provides certain diagnostic testing and support services to Roche in connection with Roche's clinical pharmaceutical trials, with an aggregate value of approximately $0.5 million in 1998. Each of these arrangements was entered into in the ordinary course of business, on an arm's-length basis, and on terms which the Company believes are no less favorable to it than those obtainable from unaffiliated third parties.


Certain Transactions with AutoCyte, Inc.

  Dr. Powell is President, Chief Executive Officer and a Director on the Board of AutoCyte, Inc. and has a beneficial ownership of 15.5% of AutoCyte's common stock. Mr. MacMahon serves on the Board of AutoCyte and has a beneficial ownership of less than 1% of AutoCyte's common stock.

  The Company has certain on-going arrangements with AutoCyte for the purchase by the Company of certain products with an aggregate value of approximately $0.7 million in 1998.

  In 1998, AutoCyte (i) leased a portion of the Company's facility in Elon College, North Carolina and (ii) purchased cytology services for total payments of approximately $0.1 million to the Company.

                             STOCKHOLDER PROPOSALS

  Under the rules and regulations of the Commission as currently in effect, any holder of at least $1,000 in market value of Common Stock who desires to have a proposal presented in the Company's proxy material for use in connection with the annual meeting of stockholders to be held in 2000 must transmit that proposal (along with his name, address, the number of shares of Common Stock that he holds of record or beneficially, the dates upon which the securities were acquired and documentary support for a claim of beneficial ownership) in writing as set forth below. Proposals of stockholders intended to be presented at the next annual meeting must be received by Bradford T. Smith, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, no later than January 3, 2000. This date was calculated based on a planned meeting date in early June 2000.

  Holders of Common Stock who want to have proposals submitted for consideration at future meetings of stockholders should consult the applicable rules and regulations of the Commission with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations.

                             ADDITIONAL INFORMATION

  The Company will make available a copy of the 1998 Form 10-K and any quarterly reports on Form 10-Q filed thereafter, without charge, upon written request to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. Each such request must set forth a good faith representation that, as of the Record Date (April 19, 1999) the person making the request was a beneficial owner of Common Stock entitled to vote.

  In order to ensure timely delivery of such document prior to the annual meeting, any request should be received by the Company promptly.

                                 OTHER BUSINESS

  The Company knows of no other matters which may come before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, the individuals named in the proxies will vote on such matters in accordance with their best judgment.

                                  By Order of the Board of Directors

                                  LOGO
                                  Bradford T. Smith
                                  Secretary

April 30, 1999

                                                        ANNEX I

                   LABORATORY CORPORATION OF AMERICA HOLDINGS
                 AMENDED AND RESTATED 1999 STOCK INCENTIVE PLAN


1.   Purpose; Restrictions on Amount Available under this Plan.

     This Amended and Restated 1999 Stock Incentive Plan (this "Plan") is intended to encourage stock ownership by employees of Laboratory Corporation of America Holdings (the "Company") and employees of Affiliate Corporations (as defined in Section 2(a) hereof), so that they may acquire or increase their proprietary interest in the Company, and to encourage such employees to remain in the employ of the Company and to put forth maximum efforts for the success of the business of the Company. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute "incentive stock options" ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder (the "Code"), and options granted by the Committee pursuant to Section 7 of this Plan shall constitute "nonqualified stock options" ("Nonqualified Stock Options"). Grants under this Plan may consist of Incentive Stock Options, Nonqualified Stock Options (collectively, "Options"), stock appreciation rights ("Rights"), which Rights may be either granted in conjunction with Options ("Related Rights") or unaccompanied by Options ("Free Standing Rights"), or restricted stock awards ("Restricted Shares"), as hereinafter set forth.

2.  Definitions.

     As used in this Plan, the following words and phrases shall have the meanings indicated:

          (a) "Affiliate Corporation" or "Affiliate" shall mean any corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the Company.

          (b) "Award" shall mean an Option, a Right or Restricted Share granted hereunder.

          (c) "Award Agreement" shall have the meaning set forth in Section 3 hereof.

          (d) "Change in Control" shall mean circumstances under which Roche Holding Ltd or any corporation directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with Roche Holding Ltd ceases to maintain "beneficial ownership" (as defined in Rule 13d-3 of the Exchange Act), individually or in the aggregate, of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's then outstanding securities.

          (e) "Common Stock" shall mean shares of the Company's common stock, par value $0.01 per share.

          (f) "Disability" shall mean a Participant's inability to engage in any substantial gainful activity by reason of medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve
     (12) months.

          (g) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          (h)  "Fair Market Value" per share as of a particular date shall mean
     (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee in its discretion may determine.

          (i) "Parent Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Award, each of such corporations (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (j) "Participant" shall have the meaning set forth in Section 4 hereof.

          (k) "Retirement" shall mean a Participant's termination of employment in accordance with the provisions of the Company's Employee Retirement Plan at such Participant's Normal Retirement Date, as defined in such plan.

          (l) "Subsidiary Corporation" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an option, each of such corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          (m) "Ten Percent Stockholder" shall mean a Participant who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent Corporation or Subsidiary Corporations.

3.  Administration.

     This Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"), which shall be comprised of two or more persons, each of whom shall qualify as a "Non-Employee Director" as described in Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

     The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of this Plan, to administer this Plan and to exercise all the powers and authorities either specifically granted to it under this Plan or necessary or advisable in the administration of this Plan, including, without limitation, the authority to grant Awards; to designate Participants; to determine the type or types of Awards to be granted to a Participant; to determine which Options shall constitute Incentive Stock Options and which Options shall constitute Nonqualified Stock Options; to determine which Rights (if any) shall be granted in conjunction with Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which, Awards shall be granted; to determine the number of shares to be covered by each Award; to interpret this Plan; to prescribe, amend and rescind rules and regulations relating to this Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Awards granted under this Plan (each an "Award Agreement"); and to make all other determinations deemed necessary or advisable for the administration of this Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as may be deemed advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under this Plan.

     No member of the Board of Directors or Committee shall be liable for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

4.   Eligibility.

     Awards may be granted to key employees (including, without limitation, officers and directors who are employees) of the Company or its present or future Affiliate Corporations. For purposes of the foregoing, "employee" shall mean any employee, independent contractor, consultant, advisor, or similar individual who is providing or who has agreed to provide services to the Company or to any of its present or future Affiliate Corporations. Notwithstanding any provision of this paragraph, Incentive Stock Options shall be granted only to individuals who, on the date of such grant, are employees of the Company or a Parent Corporation or a Subsidiary Corporation. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of this Plan. A person to whom an Award has been granted hereunder is sometimes referred to herein as a "Participant."

     A Participant shall be eligible to receive more than one grant of an Award during the term of this Plan, but only on the terms and subject to the restrictions hereinafter set forth.

5.  Stock.

     The stock subject to Awards hereunder shall be shares of Common Stock. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or that may be reacquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under this Plan shall not exceed 9,200,000 of which the number of shares of Common Stock as to which Restricted Shares may be granted from time to time under this Plan shall not exceed 3,200,000. No person may be granted Options or Rights under this Plan representing an aggregate of more than 750,000 shares of Common Stock in any year. The limitations established by the preceding three sentences shall be subject to adjustment as provided in Section 11 hereof.

     To the extent that (1) any Award expires, is terminated or forfeited without being exercised, settled or with respect to Restricted Shares, vested,
(2) any Option is surrendered on exercise of a Right for cash or the issuance of fewer shares of Common Stock than issuable under such surrendered Option, or (3) any Free Standing Right expires or is terminated without being exercised, the shares of Common Stock issuable thereunder, less such shares issued, shall become available for grants of Awards.

6.  Incentive Stock Options.

     Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Sections 5 and 8 hereof:

          (a) Value of Shares. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company, any Parent Corporation and any Subsidiary Corporation become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

          (b) Ten Percent Stockholders. In the case of an Incentive Stock Option granted to a Ten Percent Stockholder, (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7.  Nonqualified Stock Options.

     Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Sections 5 and 8 hereof.

8.   Terms and Conditions of Options.

     Each Option granted pursuant to this Plan shall be evidenced by a written Award Agreement between the Company and the Participant, which agreement shall comply with and be subject to the following terms and conditions:

          (a)  Number of Shares.   Each Award Agreement shall state the number
     of shares of Common Stock to which the Option relates.

          (b) Type of Option. Each Award agreement shall specifically identify the portion, if any, of the Option which constitutes an Incentive Stock Option and the portion, if any, which constitutes a Nonqualified Stock Option.

          (c) Option Price. Each Award Agreement shall state the Option Price per share of Common Stock, which shall be not less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock of the Company on the date of grant of the Option and which, in the case of Incentive Stock Options, shall be further subject to the limitation described in
     Section 6(b) hereof.    The Option Price shall be subject to adjustment as
     provided in Section 11 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option in granted.

          (d) Medium And Time of Payment. The Option Price shall be paid or satisfied in full, at the time of exercise, in cash or in shares of Common Stock owned by the Participant for at least six months (which are not the subject of any pledge or other security interest) having a Fair Market Value equal to such Option Price or in a combination of cash and such shares, and may be effected in whole or in part, at the discretion of the Committee (i) with monies received from the Company at the time of exercise as a compensatory cash payment, or (ii) with monies borrowed from the Company pursuant to repayment terms and conditions as shall be determined from time to time by the Committee, in its discretion separately with respect to each exercise of Options and each Participant; provided, however, that each such method and time for payment and each such borrowing and terms and conditions of security, if any, and repayment shall be permitted by and be in compliance with applicable law.

          (e) Term and Exercise of Options. Options shall be exercisable over the exercise period as and at the times and upon the conditions that the Committee may determine, as reflected in the Award Agreement; provided, however, that the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. The exercise period shall be determined by the Committee; provided, however, that in the case of any Incentive Stock Option, such exercise period shall not exceed ten (10) years from the date of grant of such Incentive Stock Option and such exercise period shall be further limited in circumstances described in Section 6(b) hereof. The exercise period shall be subject to earlier termination as provided in Section 8(f) and 8(g) hereof. An Option may be exercised as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided, however, that an Option may not be exercised at any one time as to fewer than one hundred (100) shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than one hundred (100)).

          (f) Termination of Employment. Except as provided in this Section 8(f) and in Section 8(g) hereof, an Option may not be exercised unless the Participant is then in the employ of (1) the Company, (2) an Affiliate Corporation or (3) a corporation issuing or assuming the Option in a transaction to which Section 424 of the Code applies or a parent corporation or subsidiary corporation of the corporation described in this Clause 3, and unless the Participant has remained continuously so employed since the date of grant of the Option. In the event that the employment of a Participant shall terminate (other than by reason of death, Disability or Retirement), all Options of such Participant that are exercisable at the time of such termination may, unless earlier terminated in accordance with their terms, be exercised within three (3) months after such termination. Nothing in this Plan or in any Option or Right granted pursuant hereto shall confer upon an individual any right to continue in the employ of the Company or any of its Affiliate Corporations or interfere in any way with the right of the Company or any such Affiliate Corporation to terminate such employment at any time.

          (g)  Acceleration of Benefits upon Death, Disability or Retirement of
     Participant or a Change in Control.   If  (i) a Participant shall die while
     employed by the Company or an Affiliate Corporation thereof, (ii) a Participant shall die within three (3) months after the termination of such Participant's employment, (iii) the Participant's employment shall terminate by reason of Disability or Retirement, or (iv) there is a Change in Control, then in any such case all Options theretofore granted to such Participant (whether or not then exercisable) may, unless earlier terminated or expired in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Participant, at any time within one year after the date of death, Disability or Retirement of the Participant or the Change in Control.

          (h) Nontransferability of Options. Options granted under this Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

          (i) Rights as a Stockholder. A Participant who is the holder of an Option or a transferee of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him or her for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11 hereof.

          (j) Other Provisions. The Award Agreements authorized under this Plan shall contain such other provisions, including, without limitation,
     (i) the granting of Rights, (ii) the imposition of restrictions upon the exercise of an Award, and (iii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

9.  Stock Appreciation Rights.

     (a) Grant and Exercise. In the case of a Nonqualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, related Rights may be granted only at the time of the grant of the Incentive Stock Option.

     A Related Right or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise provided by the Committee at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Option exceeds the number of shares not covered by the Right.

     A Related Right may be exercised by a Participant, in accordance with paragraph (b) of this Section 9, by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in the manner prescribed in paragraph
(b) of this Section 9. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been exercised.

     (b) Terms and Conditions. Rights shall be subject to such terms and conditions, not inconsistent with the provisions of this Plan, as shall be determined from time to time by the Committee and as evidenced by a written Award Agreement between the Company and the Participant, including the following:

          (1) Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 6, 7, 8 and this
     Section 9 of this Plan; provided, however, that any Related Right shall not be exercisable during the first six (6) months of the term of the Related Right, except that this additional limitation shall not apply in the event of death of the Participant prior to the expiration of the six (6) month period.

          (2) Upon the exercise of a Related Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one (1) share of Common Stock over the option price per share specified in the related Option multiplied by the number of shares in respect of which the Related Right shall have been exercised, with the Committee having the right to determine the form of payment.

          (3) Related Rights shall be transferable only when and to the extent that the underlying Option would be transferable under paragraph (h) of
     Section 8 of this Plan.

          (4) A Related Right granted in connection with an Incentive Stock Option may be exercised only if and when the market price of the Common Stock subject to the Incentive Stock Option exceeds the exercise price of such Option.

          (5) Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that Free Standing Rights shall not be exercisable during the first (6) six months of the term of the Free Standing Right, except that this limitation shall not apply in the event of death of the recipient of the Free Standing Right prior to the expiration of the six-month period.

          (6) The term of each Free Standing Right shall be fixed by the Committee, but no Free Standing Right shall be exercisable more than ten
     (10) years after the date such right is granted.

          (7) Upon the exercise of a Free Standing Right, a Participant shall be entitled to receive up to, but not more than, an amount in cash or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the price per share specified in the Free Standing Right (which shall be no less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant) multiplied by the number of shares in respect of which the Right is being exercised, with the Committee having the right to determine the form of payment.

          (8) No Free Standing Right shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all such rights shall be exercisable, during the Participant's lifetime, only by the Participant or his legal guardian or legal representative.

          (9) In the event of the termination of employment of a recipient of a Free Standing Right, such right shall be exercisable to the same extent that an Option would have been exercisable in the event of the termination of employment of a Participant.

10.  Restricted Shares.

     (a) Grant. Subject to the provisions of this Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares shall be granted, the number of Restricted Shares to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares may be forfeited to the Company, and the other terms and conditions of such Awards.

     (b) Transfer Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered, except as provided in an Award Agreement. Certificates issued in respect of Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company shall deliver such certificates to the Participant or the Participant's legal representative.

     (c) Dividends and Distributions. Dividends and other distributions paid on or in respect of Restricted Shares, if any, may be paid directly to the Participant, or may be reinvested in additional Restricted Shares, as determined by the Committee in its sole discretion.

     (d) Acceleration of Benefits upon Death, Disability or Retirement of Participant or a Change in Control. If (i) a Participant shall die while employed by the Company or an Affiliate Corporation thereof, (ii) the Participant's employment shall terminate by reason of Disability or Retirement, or (iii) there is a Change in Control, then in any such case all Restricted Shares theretofore granted to such Participant shall become immediately vested and nonforfeitable.

11.  Effect of Certain Changes.

     (a) If there is any change in the number of outstanding shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination, exchange of shares, merger, consolidation, liquidation, split-up, spin-off or other similar change in capitalization, any distribution to shareholders, including a rights offering, other than cash dividends, or any like change, then the number of shares of Common Stock available for Awards, the number of such shares of Common Stock covered by outstanding Awards, and the price per share of Options or the applicable market value of Rights, shall be proportionately adjusted by the Committee to reflect such change or distribution; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

     (b) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be Common Stock within the meaning of this Plan.

     (c) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes such option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of Code.

12.  Agreement by Participant Regarding Withholding Taxes.

     If the Committee shall so require, as a condition of grant, exercise, or settlement or otherwise, each Participant shall agree that:

          (a) no later than the date a Participant recognizes taxable income in connection with an Award granted hereunder in connection with the exercise or settlement of such Award or otherwise, the Participant will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise or settlement of such Award (any such tax, a "Withholding Tax"); and

          (b) the Company shall, to the extent permitted or required by law, have the right to deduct any Withholding Tax from any payment of any kind otherwise due to the Participant.

13.  Gross-Up for Excise Tax.

     An Award Agreement may provide that in the event that a Participant becomes entitled by reason of a Change of Control to the accelerated vesting of an Award, if such Participant will be subject to excise tax (the "Excise Tax") under Section 4999 of the Code, the Company shall pay to such Participant as additional compensation an amount (the "Gross-Up Payment") which, after payment by such Participant of all taxes (including any federal, state and local income tax and excise tax upon the payment provided for by this Section 13) allows Participant to retain an amount of the Gross-Up Payment equal to the Excise Tax. For purposes of determining whether a Participant will be subject to the Excise Tax and the amount of such Excise Tax, (i) any other payments or benefits received or to be received by such Participant in connection with a Change in Control of the Company or the Participant's termination of employment (whether pursuant to the terms of the Award Agreement or any other plan, arrangement or agreement with the Company, any entity whose actions result in a Change in Control of the Company or any entity affiliated with the Company or such entity) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless in the opinion of tax counsel selected by the Company's independent auditors and reasonably acceptable to the Participant such other payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of Section

280G(b)(4)(A) of the Code, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered, within the meaning of Section 280G(b)(4)(B) of the Code, or are otherwise not subject to the Excise Tax, (ii) the amount of payments or benefits treated as subject to the Excise Tax shall be equal to the lesser of (A) the total amount of payments or benefits conferred on such Participant by reason of the Change of Control or
(B) the amount of excess parachute payments within the meaning of Section 280G(b)(1) of the Code (after applying clause (i), above), and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Participant shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Participant's residence on the date on which the Excise Tax is incurred, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes. In the event that the Excise Tax is subsequently determined to be less than the amount taken into account hereunder, the Participant shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (plus that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income tax deduction) plus interest on the amount of such repayment at the rate provided in
Section 1274(b)(2)(B) of the Code. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (plus any interest, penalties or additions payable by the Participant with respect to such excess) at the time that the amount of such excess finally is determined. The Participant and the Company each shall reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax.

14.  Termination and Amendment.

     Unless terminated by action of the Board of Directors or the Committee, no Awards may be granted under this Plan after May 19, 2007. This Plan may be amended or terminated at any time by the Committee, except that no amendment may be made without shareholder approval if the Committee determines that such approval is necessary to comply with any tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16 of the Exchange Act, for which or with which the Committee determines that it is desirable to qualify or comply. The Committee may amend the terms of any Award Agreement and any Award granted, retroactively or prospectively, but no amendment may adversely affect any vested Award without the holder's consent.

15.  Effectiveness; Approval of Stockholders.

     This Plan, as amended and restated, shall take effect upon its adoption by the Board of Directors, but its effectiveness and the exercise of any Awards granted subsequent to the effectiveness of the amendment shall be subject to the approval of the holders of a majority of the voting shares of the Company, which approval must occur within twelve (12) months after the date this Plan is adopted by the Board.

16.  Effect of Headings.

The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

                                                            ANNEX II

ARTICLE IV.  Stock:

     The stock subject to the Options to be issued hereunder shall be Common Stock. The maximum number of such shares to be issued upon the exercise of the Options hereby granted shall be an aggregate of seven million five hundred thousand (7,500,000) shares of Common Stock (the "Available Shares").

     For each Offering Period hereunder, an eligible employee (hereinafter called "Optionee") shall have an option to purchase up to the largest number of whole and fractional shares available at the Option Price (as described in Article V(a) obtained by having deducted from such Optionee's Compensation for each payroll period during an Offering Period an amount not less than one percent (1%) or more than ten percent (10%) of such Optionee's Compensation for the payroll period. The term "Compensation" as used herein includes regular base pay (including any shift differentials) at the rate in effect on the Offering Date, but excludes any bonus, overtime payment, sales commission, contribution to any Code (S)125 or 401(k) plan or other form of extra compensation.

     If in any Offering Period the total number of shares of Common Stock for which Options are exercised exceeds the number of Available Shares remaining under the Plan, the Administrator shall make a pro rata allocation of the Available Shares in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable, and the balance of payroll deductions credited to the Purchase Account of each Optionee shall be returned to each Optionee as promptly as possible.

     Except as expressly provided otherwise in Article III hereof, payment for Common Stock purchased under the Option shall be made only by payroll deductions over a designated Offering Period.

     Notwithstanding the foregoing provisions of this Plan, no Option shall permit an Optionee to purchase in any single calendar year a number of shares which together with all other shares in the corporation and any Subsidiaries which such Optionee may be entitled to purchase in such year pursuant to options issued under any employee stock purchase plan, has an aggregate fair market value (determined in each case as of the date such options are granted) in excess of $25,000. This limitation applies only to options granted under "employee stock purchase plans" as defined by (S)423 of the Code, and does not limit the amount of stock which an Optionee may purchase under any other stock option or bonus plans then in effect.

          STOCKHOLDERS' PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
                  LABORATORY CORPORATION OF AMERICA HOLDINGS

To: Laboratory Corporation of America Holdings

        I appoint Bradford T. Smith and Wesley R. Elingburg individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held at The Paramount Theater, 128 East Front Street, Burlington, N.C., 27215 on Wednesday, June 16, 1999 at 9:00 a.m., Eastern Daylight time, and at any adjournment or postponement of the meeting.

        My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote "FOR" the election of all the nominees listed under Item 1 and "FOR" Item 2, Item 3 and Item 4. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

               Please sign and date the other side of the card.

                       (Please fill in the appropriate boxes on the other side.)

                   When OK to Print -- Remove ALL Red Items

[x] Please mark your
    votes as in this    DO NOT PRINT IN THIS AREA
    example


-------------------------------------------------------------------------------
The Board of Directors recommends that you vote "FOR" all the nominees listed under Item No. 1 and "FOR" Item No. 2, Item No. 3 and Item No. 4.

                                        FOR ALL        WITHHOLD AUTHORITY
1. Election of all                      NOMINEES         for all nominee
   the members of the
   Company's Board of
   Directors.                             [_]                 [_]


For, except vote withheld from the following nominees(s).

_________________________________________________________

Nominee:

Thomas P. Mac Mahon, James B.
Powell, M.D., Jean-Luc Belingard,
Wendy E. Lane, Robert E.
Mittelstaedt, Jr., David B. Skinner,
M.D. and Andrew G. Wallace, M.D.

                                       FOR        AGAINST  ABSTAIN
2. Approval of the Laboratory
   Corporation of America Holdings      [_]        [_]       [_]
   Amended and Restated 1999
   Stock Incentive Plan

3. Approval of amendments to            [_]        [_]       [_]
   the Laboratory Corporation
   of America Holdings 1997
   Employee Stock Purchase Plan

4. Ratification of the appointment      [_]        [_]       [_]
   of PricewaterhouseCoopers LLC
   as Laboratory Corporation of
   America Holdings'independent
   accountant for 1999.


SHAREHOLDER NAME AND ADDRESS

DO NOT PRINT IN THIS AREA

Signatures(s) _____________________________ Date: __________ Signature(s) ____________________________ Date: _______________

NOTE: Please sign exactly as name(s) appear(s) above. If acting as an executor, administrator, trustee, guardian, etc. you should so indicate signing. If the shareholder is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder should sign. Date and promptly return the card in the envelope provided.